Exhibit 10.2

QUICKSILVER RESOURCES INC.

KEY EMPLOYEE

CHANGE IN CONTROL RETENTION INCENTIVE PLAN

WHEREAS, Quicksilver Resources Inc., a Delaware corporation (the “Company”) considers it to be in the best interests of its stockholders to encourage the continued employment of certain Key Employees (as defined herein) notwithstanding the possibility, threat or occurrence of a Change in Control (as defined herein);

WHEREAS, the Company believes that the possibility of the occurrence of a Change in Control may result in the termination by the Key Employee of the Key Employee’s employment by the Company or in the distraction of the Key Employee from the performance of his or her duties to the Company, in either case to the detriment of the Company and its stockholders;

WHEREAS, the Company recognizes that the Key Employee could suffer adverse financial and professional consequences if a Change in Control were to occur; and

WHEREAS, the Company has determined that it is advisable to establish a severance benefit program to protect the Key Employee if a Change in Control occurs, thereby encouraging the Key Employee to remain in the employ of the Company and not to be distracted from the performance of his or her duties to the Company by the possibility of a Change in Control.

NOW, THEREFORE, the Company adopts the Quicksilver Resources Inc. Key Employee Change in Control Retention Incentive Plan, the terms of which are as follows:

ARTICLE 1

DEFINITIONS

1.1 “Base Salary” means the Participant’s annual gross salary before any deductions, exclusions or any deferrals or contributions under any Company plan or program, but excluding bonuses, incentive compensation, deferred compensation, employee benefits, expense reimbursements or any other non-salary form of compensation being received by a Participant (determined without regard to any reduction in such Base Salary that occurs after a Change in Control).

1.2 “Benchmark Bonus” means the greater of (a) the average of the three annual bonuses earned by the Participant under the terms of Company’s annual incentive plan for three consecutive fiscal years of the Company immediately preceding the Change in Control event (or, if the Participant has been employed for fewer than three fiscal years of the Company, the average of all annual bonuses earned by the Participant under the terms of the Company’s annual incentive plan for the fiscal years immediately preceding the Change in Control event) or (b) the annual bonus that would be payable to the Participant if the target level of performance was achieved for that year under the terms of the Company’s annual incentive plan applicable to such Participant. In the event that a Participant received a bonus in a year in which he was not employed for the entire 12 months of that year, such bonus will be annualized for purposes of determining the average as set forth in this Article 1.2(a).

1.3 “Benefits” means the severance benefits a Participant is entitled to receive pursuant to Article 3 hereof, and any retention bonus a Participant is entitled to receive pursuant to Article 5 hereof.

1.4 “Board” means the Board of Directors of the Company or its direct or indirect parent.

1.5 “Cause” means (i) the conviction of the Participant for any felony involving dishonesty, fraud or breach of trust or (ii) the willful engagement by the Participant in gross misconduct in the performance of his or her duties that materially injures the Company.

1.6 “Change in Control” means the occurrence of any of the following after the Effective Date:

(a) any individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Securities Exchange Act of 1934 (“Exchange Act”)) is or becomes the beneficial owner (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of 50% or more of the combined voting power of the then-outstanding Voting Stock of the Company; provided, however, that the following acquisitions shall not constitute a Change in Control: (i) any acquisition of Voting Stock of the Company directly from the Company that is approved by a majority of the Incumbent Directors; (ii) any acquisition of Voting Stock of the Company by the Company or any Subsidiary of the Company; (iii) any acquisition of Voting Stock of the Company by the trustee or other fiduciary holding securities under any employee benefit plan (or related trust) sponsored or maintained by the Company or any Subsidiary of the Company; and (iv) any acquisition of Voting Stock of the Company by Mercury Exploration Company, Quicksilver Energy, L.P., The Discovery Fund, Pennsylvania Avenue Limited Partnership, Pennsylvania Management Company, the estate of Frank Darden, Lucy Darden, Anne Darden Self, Glenn Darden or Thomas Darden, or their respective successors, assigns, designees, heirs, beneficiaries, trusts, estates or controlled affiliates;

(b) a majority of the Board ceases to be comprised of Incumbent Directors; or

(c) the consummation of a reorganization, merger or consolidation or sale or other disposition of all or substantially all of the consolidated assets of the Company (each, a “Business Combination Transaction”) immediately after which the Voting Stock of the Company outstanding immediately prior to such Business Combination Transaction does not continue to represent (either by remaining outstanding or by being converted into Voting Stock of the entity surviving, resulting from, or succeeding to all or substantially all of the Company’s consolidated assets as a result of, such Business Combination Transaction or any parent of such entity), at least 50% of the combined voting power of the then outstanding shares of Voting Stock of the entity surviving, resulting from, or succeeding to all or substantially all of the Company’s consolidated assets as a result of, such Business Combination Transaction or any parent of any such entity (including, without limitation, an entity which as a result of such transaction owns the Company or all or substantially all of the Company’s assets either directly or through one or more subsidiaries).

For purposes of this Plan, (i) “Incumbent Directors” means the individuals who, as of the date hereof, are Directors of the Company and any individual becoming a Director subsequent to the date hereof whose election, nomination for election by the Company’s shareholders, or appointment, was approved by a vote of a majority of the then Incumbent Directors (either by a specific vote or by approval of the proxy statement of the Company in which such person is named as a nominee for director, without objection to such nomination) and (ii) “Voting Stock” means securities entitled to vote generally in the election of Directors.

1.7 “Code” means the Internal Revenue Code of 1986, as amended.

1.8 “Company” means Quicksilver Resources Inc. The term “Company” shall also include any Successor, whether the liability of such Successor under the Plan is established by contract or occurs by operation of law.

1.9 “Effective Date” means the date on which the Plan is adopted.

1.10 “Employment Termination Date” means the date on which the employment relationship between the Participant and the Company is terminated due to an Involuntary Termination.

1.11 “ERISA” means the Employee Retirement Income Security Act of 1974, as amended.

1.12 “Good Reason Event” means the occurrence of one or more of the following events or conditions after the occurrence of a Change in Control:

(a) the Company removes the Participant from, or fails to re-elect or appoint the Participant to, any duties or position with the Company that were assigned or held by the Participant immediately before the occurrence of the Change in Control, except that a nominal change in the Participant’s title that is merely descriptive and does not affect rank or status shall not constitute such an event;

(b) the Company or a Subsidiary assigns to the Participant any duties inconsistent with the Participant’s position (including offices, titles and reporting requirements), authority, duties or responsibilities with the Company or a Subsidiary in effect immediately before the occurrence of the Change in Control;

(c) the Company takes any action that results in a material diminution of the Participant’s position, authority, duties or responsibilities with the Company or a Subsidiary in effect immediately before the occurrence of the Change in Control, or otherwise takes any action that materially interferes therewith;

(d) the Company reduces the Participant’s Base Salary or Benchmark Bonus;

(e) the Company or a Subsidiary relocates the Participant’s principal workplace to an area that is located outside of a radius of 50 miles from the location of the Participant’s principal workplace immediately prior to the Change in Control, or requires the Participant to perform a majority of his or her duties more than 50 miles from the Participant’s principal work location (determined as of the date of the Change in Control) for a period of more than 21 consecutive days or for more than 90 days in any calendar year;

(f) the Company or a Subsidiary fails to (i) continue in effect any bonus, incentive, profit sharing, performance, savings, retirement or pension policy, plan, program or arrangement (such policies, plans, programs and arrangements collectively being referred to herein as “Basic Benefit Plans”), including, but not limited to, any deferred compensation, supplemental executive retirement or other retirement income, stock option, stock purchase, stock appreciation, or similar policy, plan, program or arrangement of the Company or a Subsidiary, in which the Participant was a participant immediately before the occurrence of the Change in Control, unless an equitable and reasonably comparable arrangement (embodied in a substitute or alternative benefit or plan) shall have been made with respect to such Basic Benefit Plan promptly following the occurrence of the Change in Control, or (ii) continue the Participant’s participation in any Basic Benefit Plan (or any substitute or alternative plan) on substantially the same basis, both in terms of the amount of benefits provided to the Participant (which are in any event always subject to the terms of any applicable Basic Benefit Plan) and the level of the Participant’s participation relative to other participants, as existed immediately before the occurrence of the Change in Control;

(g) the Company or a Subsidiary fails to continue to provide the Participant with benefits substantially similar to those enjoyed by the Participant under any of the Company’s or a Subsidiary’s other benefit plans, policies, programs and arrangements, including, but not limited to, life insurance, medical, dental, health, hospital, accident or disability plans, in which the Participant was a participant immediately before the occurrence of the Change in Control;

(h) the Company takes any action that would directly or indirectly materially reduce any other non-contractual benefits that were provided to the Participant by the Company immediately before the occurrence of the Change in Control or deprive the Participant of any material fringe benefit enjoyed by him or her immediately before the occurrence of the Change in Control;

(i) the Company fails to provide the Participant with the number of paid vacation days to which he or she was entitled in accordance with the Company’s vacation policy in effect immediately before the occurrence of the Change in Control;

(j) the Company fails to continue to provide the Participant with office space, related facilities and support personnel (including, but not limited to, administrative and secretarial assistance) (i) that are both commensurate with Participant’s responsibilities to and position with the Company immediately before the occurrence of the Change in Control and not materially dissimilar to the office space, related facilities and support personnel provided to employees of the Company having comparable responsibility to the Participant, or (ii) that are physically located at the Company’s principal executive offices;

(k) the Company fails to honor any provision of this Plan; or

(l) the Company gives effective notice of an election to terminate at the end of the term or extended the term of any employment agreement that the Participant has or may in the future have with the Company or the Successor in accordance with the terms of any such agreement.

1.13 “Involuntary Termination” means the termination of a Participant’s employment relationship with the Company and each Subsidiary (i) by the Company or a Subsidiary for any reason other than Cause, or (ii) by the Participant on account of a Good Reason Event. For purposes of the Plan, a Participant’s termination will not be considered to be on account of a Good Reason Event unless the Participant terminates employment no more than 60 days following such Good Reason Event. A Participant shall not be deemed to have incurred an Involuntary Termination by reason of the transfer of the Participant’s employment between the Company and any of its Subsidiaries, or among Subsidiaries. The Plan Administrator shall determine, in its sole discretion, whether a Participant’s termination of employment from the Company or any Subsidiary constitutes an Involuntary Termination.

1.14 “Key Employee” means an employee of the Company or any Subsidiary whose name appears on Exhibit B which is attached hereto and made a part hereof for all purposes, as the same may be amended in the Company’s discretion from time to time (subject to Article 9).

1.15 “Participant” means an individual who (i) is a Key Employee on the date a Change in Control occurs and (ii) is not eligible to participate in the Quicksilver Resources Inc. Executive Change in Control Retention Incentive Plan. An individual who is classified by the Company as a temporary employee or an independent contractor on the date a Change in Control occurs is not eligible to participate in the Plan (even if he or she is subsequently reclassified by the Internal Revenue Service or a court as a common law employee of the Company and the Company acquiesces to such reclassification). Notwithstanding the foregoing, in the event that a Key Employee has entered into an employment agreement with the Company or a Subsidiary, such Key Employee will not be deemed a Participant under this Plan unless such employment agreement specifically adopts and incorporates this Plan by reference.

1.16 “Person” means any individual, entity or group that is a “person” within the meaning of Section 3(a)(9), 13(d)(3) or 14(d)(2) of the Securities Exchange Act of 1934, as amended.

1.17 “Plan” means the Quicksilver Resources Inc. Key Employee Change in Control Retention Incentive Plan, as set forth herein and as amended from time to time.

1.18 “Plan Administrator” means the Company; however, the Company may designate any Person or a committee to administer the Plan in accordance with the provisions of Article 8.

1.19 “Release” means the Release Agreement in substantially the form attached hereto as Exhibit A and made a part hereof for all purposes.

1.20 “Subsidiary” means a corporation, partnership, limited liability company or other entity in which the Company owns directly or indirectly more than 50% of the outstanding shares of voting stock or other voting interest.

1.21 “Successor” means a person with or into which the Company shall have been merged or consolidated or to which the Company shall have transferred all or substantially all of its assets.

ARTICLE 2

ELIGIBILITY

(a) Except as specified herein, a Participant who incurs an Involuntary Termination within two years after the occurrence of a Change in Control (including such a termination on the date of the Change in Control) shall be entitled to the severance benefits described in Article 3 hereof, provided the Participant executes and delivers to the Company a Release and does not exercise any right specified in the Release to revoke such Release.

(b) The Plan does not provide benefits with respect to any termination of employment prior to the occurrence of a Change in Control, whether such termination is for Cause or otherwise. A Participant will forfeit all Benefits under the Plan if he or she is discharged by the Company for Cause

ARTICLE 3

CHANGE IN CONTROL BENEFITS

The Company shall pay or provide a Participant who has satisfied the requirements of Article 2 hereof the following Benefits:

(a) A single sum cash payment equal to two times the sum of (i) the Participant’s Base Salary, plus (ii) the Participant’s Benchmark Bonus.

(b) To the extent permitted by law, the Company shall take all actions necessary to cause the Participant’s account balances under the Company’s 401(k) Plan to become fully vested and nonforfeitable.

(c) All outstanding stock options and restricted stock awards held by the Participant shall immediately become fully vested.

(d) The Company (at its sole expense) shall take the following actions:

(i) Throughout the two years following the Employment Termination Date, the Company shall maintain in effect, and not materially reduce the benefits provided by the group health insurance and group life insurance plans in which the Participant participated immediately prior to the Employment Termination Date; and

(ii) the Company shall arrange for the Participant’s uninterrupted participation throughout the two-year period commencing on the Participant’s Employment Termination Date in such group health insurance and group life insurance plans, provided that if the Participant’s participation after his or her Employment Termination Date in any such plan is not permitted by the terms of that plan, then throughout such two year period, the Company (at its sole expense) shall provide the Participant with substantially the same benefits that were provided to the Participant under such plan immediately before the Employment Termination Date.

(e) Benefits under the Plan shall not be taken into account as compensation for purposes of determining contributions or benefits under any other employee benefit plan of the Company or a Subsidiary. In addition, Benefits under the Plan shall be reduced by any severance, termination or similar payments payable to a Participant pursuant to any employment, change in control, severance or similar agreement with the Company or a Subsidiary.

ARTICLE 4

TIME OF SEVERANCE PAYMENT

The Company shall pay the Participant the cash severance benefits described in paragraph (a) of Article 3 within the later of 30 days after the Participant’s Employment Termination Date or five days after the Participant’s Release described in Article 2 becomes irrevocable.

ARTICLE 5

RETENTION BONUS

If a Participant remains employed by the Company or a Subsidiary throughout the six-month period following a Change in Control, then six months after the date of the Change in Control the Company shall pay to the Participant, in a single cash payment, a retention bonus equal to one-half (1/2) of the Participant’s Base Salary (without regard to whether the Participant is or ever will become entitled to severance benefits under Article 3 hereof).

ARTICLE 6

LIMITATION ON PAYMENT OF BENEFITS

Notwithstanding any provision of this Plan to the contrary, if any amount or benefit to be paid or provided under this Plan would be an “Excess Parachute Payment,” within the meaning of Section 280G of the Code, but for the application of this sentence, then the payments and benefits to be paid or provided under this Plan will be reduced to the minimum extent necessary (but in no event to less than zero) so that no portion of any such payment or benefit, as so reduced, constitutes an Excess Parachute Payment; provided, however, that the foregoing reduction will be made only if and to the extent that such reduction would result in an increase in the aggregate payment and benefits to be provided, determined on an after-tax basis (taking into account the excise tax imposed pursuant to Section 4999 of the Code, any tax imposed by any comparable provision of state law, and any applicable federal, state and local income and employment taxes). Whether requested by the Participant or the Company, the determination of whether any reduction in such payments or benefits to be provided under this Plan or otherwise is required pursuant to the preceding sentence will be made at the expense of the Company by the Company’s independent accountants in effect prior to the Change in Control. The fact that the Participant’s right to payments or benefits may be reduced by reason of the limitations contained in this Article will not of itself limit or otherwise affect any other rights of the Participant other than pursuant to this Plan. In the event that any payment or benefit intended to be provided under this Plan or otherwise is required to be reduced pursuant to this Article, the Participant will be entitled to designate the payments and/or benefits to be so reduced in order to give effect to this Article. The Company will provide the Participant with all information reasonably requested by the Participant to permit the Participant to make such designation. In the event that the Participant fails to make such designation within 10 business days of the

Employment Termination Date, the Company may effect such reduction in any manner it deems appropriate.

ARTICLE 7

UNFUNDED ARRANGEMENT

The plan is unfunded, and all cash Benefits will be paid, as needed, from the general assets of the Company. The Plan is only a general corporate commitment and each Participant must rely upon the general credit of the Company for the fulfillment of its obligations hereunder. Under all circumstances the rights of Participants to any asset held by the Company will be no greater than the rights expressed in this Plan. Nothing contained in this Plan shall constitute a guarantee by the Company that the assets of the Company will be sufficient to pay any Benefits under this Plan or would place the Participant in a secured position ahead of general creditors of the Company; the Participants are only unsecured creditors of the Company with respect to their Plan benefits, and the Plan constitutes a mere promise by the Company to make Benefit payments in the future. No specific assets of the Company have been or shall be set aside, or shall in any way be transferred to a trust or shall be pledged in any way for the performance of the Company’s obligations under the Plan which would remove such assets from being subject to the general creditors of the Company.

ARTICLE 8

ADMINISTRATION OF THE PLAN

The Plan Administrator shall have the full power and authority to administer the Plan, carry out its terms and conditions and effectuate its purposes. The Plan Administrator shall be the “named fiduciary,” as such term is defined in ERISA, of the Plan, with responsibility for administration of the Plan.

The Plan Administrator shall serve without compensation for its services as such. However, all reasonable expenses of the Plan Administrator shall be paid or reimbursed by the Company upon proper documentation. The Plan Administrator shall be indemnified by the Company against personal liability for actions taken in good faith in the discharge of duties as the Plan Administrator.

The Plan Administrator shall keep all individual and group records relating to participants and former participants and all other records necessary for the proper operation of the Plan. Such records shall be made available to the Company and to each Participant for examination during business hours except that a Participant shall examine only such records as pertain exclusively to the examining Participant and to the Plan. The Plan Administrator shall prepare and shall file as required by law or regulation all reports, forms, documents and other items required by ERISA, and every other relevant statute, each as amended, and all regulations thereunder (except that the Company, as payor of the Benefits, shall prepare and distribute to the proper recipients all forms relating to withholding of income or wage taxes, Social Security taxes, and other amounts which may be similarly reportable).

ARTICLE 9

AMENDMENT OR TERMINATION

The Board reserves the right to amend or terminate the Plan at any time and in any manner without the consent of any affected individual, provided that any amendment or termination will not adversely affect the Benefits payable to a Participant whose Employment Termination Date occurred prior to the date of such amendment or termination. The right to amend the Plan includes the right to change the individuals who are eligible to participate in the Plan from time to time. Notwithstanding the foregoing, for a period of two years following a Change in Control, the Plan may not be terminated, or amended in any manner adverse to any eligible Participant without the written consent of each affected Participant.

ARTICLE 10

CLAIMS PROCEDURES

10.1 Claim for Benefits.

When a Benefit is due, a Claimant may submit a claim for Benefits to the office designated by the Plan Administrator to receive claims. For purposes of this Article, “Claimant” means a Participant or an authorized representative of a Participant who makes a claim for Benefits under the Plan.

10.2 Deadline for Notifications of Claim Determinations.

If a Claimant’s claim for Benefits under the Plan is denied in whole or in part, the Plan Administrator will provide to the Claimant a written notice of the claim decision within 90 days of receipt of the claim. This 90-day period may be extended one time by the Plan Administrator for up to 90 days, provided that the Plan Administrator notifies the Claimant, prior to the expiration of such 90-day period, of the circumstances requiring the extension of time and the date by which the Plan Administrator expects to render a decision. Claims not acted upon within the time prescribed herein shall be deemed denied for purposes of proceeding to the review stage.

10.3 Contents of Notices of Claims Denials.

When a claim is denied (an adverse determination) in full or in part, the Plan Administrator will provide the Claimant a written or electronic notification of the denial within the time frame specified in Section 9.1. This notice will:

(a) explain the specific reasons for the adverse determination;

(b) reference the specific Plan provisions on which the adverse determination is based;

(c) provide a description of any additional material or information necessary for the Claimant to complete the claim and an explanation of why such material or information is necessary; and

(d) provide a description of the Plan’s review procedures and the time limits applicable to such procedures, including a statement of the Claimant’s right to bring a civil action under Section 502(a) of ERISA following an adverse claims determination on review.

10.4 Appeals of Denied Claims.

The Claimant will have 60 days after receiving the notice that the Claimant’s claim is denied to appeal the adverse determination in writing to the Plan Administrator. The Claimant may submit written comments, documents, records, and other information relevant to the claim, and such information will be taken into account during the review, without regard to whether it was submitted or considered in the initial claim determination. In addition, the Claimant will be provided, upon request and free of charge, reasonable access to and copies of all documents, records, and other information relevant to the claim.

If no appeal of the adverse determination is made in writing to the Plan Administrator within 60 days after the Claimant’s receipt of the notice of denial, the denial of the claim is final.

10.5 Deadlines for Notifications of Appeals Determinations.

The Administrator will notify the Claimant of its determination on review of an adverse claim determination within a reasonable period of time, but not later than 60 days from receipt of a request for review of the adverse determination. This 60-day period may be extended one time by the Plan Administrator for up to 60 days, provided that the Plan Administrator notifies the Claimant, prior to the expiration of such 60-day period, of the circumstances requiring the extension of time and the date by which the Plan Administrator expects to render a decision.

10.6 Contents of Notices of Final Claims Determinations.

Notice of the Plan’s claims decision will be given in writing or electronically. If the Claimant’s claim is denied in whole or in part the notification will include:

(a) the specific reasons for the denial;

(b) reference to the specific Plan provisions on which the decision was based;

(c) a statement of the Claimant’s right to receive, upon request and free of charge, reasonable access to and copies of all documents, records, and other information relevant to the claim; and

(d) a statement of the Claimant’s right to bring a civil action in court under section 502(a) of ERISA.

ARTICLE 11

MISCELLANEOUS

11.1 Tax Withholding. The Company will calculate the deductions from the amount of the benefit paid under the Plan for any taxes required to be withheld by federal, state or local government and shall cause them to be withheld.

11.2 Plan Not an Employment Contract. The adoption and maintenance of the Plan is not a contract between the Company and its employees which gives any employee the right to be retained in its employment. Likewise, it is not intended to interfere with the rights of the Company to discharge any employee at any time or to interfere with the employee’s right to terminate his or her employment at any time.

11.3 Alienation Prohibited. No benefits hereunder shall be subject to anticipation or assignment by a Participant, to attachment by, interference with, or control of any creditor of a Participant, or to being taken or reached by any legal or equitable process in satisfaction of any debt or liability of a Participant prior to its actual receipt by the Participant. Any attempted conveyance, transfer, assignment, mortgage, pledge, or encumbrance of the benefits hereunder prior to payment thereof shall be void.

11.4 Gender and Number. If the context requires it, words of one gender when used in the Plan shall include the other genders, and words used in the singular or plural shall include the other.

11.5 Severability. If any provision of the Plan is determined to be invalid or unenforceable, that determination shall not affect the validity or enforceability of any other provision.

11.6 Successors. The Company shall not, directly or indirectly, consolidate with, merge into or sell or otherwise transfer all or substantially all of its assets to, any person, or permit any person to consolidate with or merge into the Company, unless immediately after such consolidation, merger, sale or transfer, the Successor shall have assumed in writing the Company’s obligations under the Plan.

11.7 Assignment; Binding Effect. This Plan shall be binding upon any Successor. The Company shall not assign any of its obligations under the Plan unless (a) such assignment is to a Successor, and (b) the requirements of Section 11.6 are fulfilled.

11.8 Governing Law. The provisions of the Plan shall be construed, administered, and governed under the laws of the State of Texas and, to the extent applicable, by the laws of the United States.

QUICKSILVER RESOURCES INC.

By:	/s/ Glenn Darden
Glenn Darden
President and Chief Executive Officer

Exhibit A

QUICKSILVER RESOURCES INC.

KEY EMPLOYEE

CHANGE IN CONTROL RETENTION INCENTIVE PLAN

RELEASE AGREEMENT

This RELEASE is executed by                      (the “Employee”) in consideration of the severance benefits provided under the Quicksilver Resources Inc. Key Employee Change in Control Retention Incentive Plan (the “Plan”), and as a condition to the receipt of such benefits. For purposes of this Release, the term “Company” means Quicksilver Resources Inc. and any Successor (as defined in the Plan).

NOW THEREFORE, the Employee provides the following release:

1. Release by Employee. I,                     , on behalf of myself and my heirs and assigns, in consideration of the Company’s payment of the severance benefits in the amount of $                     (less any amounts that the Company is required to withhold under applicable laws), and other good and valuable consideration to be furnished to me pursuant to the Plan, the sufficiency of which is hereby acknowledged, and as a material inducement to the Company to enter into this Release hereby release and forever discharge the Company, and its directors, officers, shareholders, partners, representatives, agents, employees, predecessors, successors, affiliates, divisions, subsidiaries and related entities and their respective directors, officers, shareholders, agents, representatives and employees, from all claims of any nature whatsoever, from the beginning of time to the date of the execution of this Release, known or unknown, suspected or unsuspected, including but not limited to all claims arising out of, based upon, or relating to my employment with the Company, or compensation for that employment. I understand that the consideration provided for in the Plan exceeds anything of value to which I am already entitled without the Plan.

Without limiting the generality of the foregoing, I understand and agree that this Release includes, but is not limited to, claims based on or relating to: (a) any express or implied employment contract; (b) wrongful discharge; (c) termination in breach of public policy; (d) age discrimination under the Age Discrimination in Employment Act of 1967, as amended;

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Exhibit A

(e) claims of discrimination, harassment or retaliation under Title VII of the Civil Rights Act of 1964, as amended, the Americans with Disabilities Act, or any other law which prohibits discrimination based on race, color, age, ancestry, national origin, sex, sexual orientation, religion, mental or physical disabilities, or marital status; (f) any other federal, state or local laws or regulations prohibiting employment discrimination; (g) personal injury, defamation, assault, battery, invasion of privacy, fraud, intentional or negligent misrepresentation of fact, intentional or negligent infliction of emotional distress, or false imprisonment; (h) claims for additional wages, compensation, overtime pay, severance pay or bonuses; and (i) claims for attorneys’ fees or costs. I further understand that I am only waiving those claims that I have as of the date I sign this Release, and not any claims that might arise in the future.

I UNDERSTAND THAT THIS RELEASE COVERS BOTH CLAIMS THAT I KNOW ABOUT AND THOSE THAT I MAY NOT KNOW ABOUT.

2. Indemnification Agreement. I, for myself, my heirs, executors, administrators and assigns, release and agree to indemnify and hold harmless the Company and all other persons and firms released above from all claims and causes of action of any nature, without limitation, which may be asserted by any person, firm, or entity claiming by, through, or under me for any relief claimed to be due me and released by this document.

3. No Knowledge of Legal Violations. I further assert that during my employment with the Company and activities regarding any company or organization affiliated with the Company, that I have no information or knowledge of any legal irregularity, violation, or alleged violation of any law, regulation, statute, or ordinance of any kind resulting from the operations of the Company, or any other company or organization affiliated with the Company. I have never reported any such irregularity or violation to any superior with respect to the Company or any company or organization affiliated with the Company.

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Exhibit A

4. Forty-five (45) Day Review Period. I acknowledge that I am hereby advised in writing to consult with an attorney prior to executing this Release to discuss the contents of this document and its meaning. I understand that I have forty-five (45) days within which to consider this waiver and release of my rights. I understand the terms and conditions of this Release in full, agree to abide by this, and knowingly and voluntarily execute it without hidden reservations.

5. Seven (7) Day Revocation Period. I understand that I will have 7 days after I sign this Release during which I can revoke my signature and cancel my acceptance of the benefits under the Plan for any reason, and that this Release shall not become effective or enforceable until after this revocation period has expired. I understand that I may revoke or rescind this Release by providing written notice of revocation to the Company’s General Counsel, [name, address, fax number], within the 7-day revocation period. I understand that I will not be entitled to any severance benefits under the Plan until the end of the 7-day revocation period.

6. Receipt of Disclosures. I acknowledge that I have received the Disclosures that are attached to this Release as Exhibit 1.

7. Governing Law. The provisions of the Plan and this Release shall be construed, administered and governed under the laws of the State of Texas and, to the extent applicable, the laws of the United States.

8. Entire Agreement. I understand that the Plan and this Release contain the entire agreement and understanding between me and the Company regarding my employment and separation from that employment and that no other covenants or promises have been made except those contained in the Plan and this Release. The Plan and this document supersede all other agreements and arrangements between the Company and me, whether written or oral.

9. Attorneys’ Fees. I further agree I am fully responsible for any attorneys’ fees incurred by me in consulting with an attorney and will indemnify and hold harmless the Company, and the other persons and entities released in this document for any claims or fees

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asserted by any attorney claiming by and through me for attorneys’ fees or costs in connection with the review or execution of this document.

Exhibit A

EXECUTED in multiple originals this              day of                     , 200    .

Signature of Employee

WITNESS

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Exhibit A

NON-REVOCATION STATEMENT

I,                     , acknowledge that at least seven (7) days have expired since the execution of the Agreement by me on the      day of                     , 200    , and I knowingly and voluntarily elect not to revoke this waiver and release of my rights under the Age Discrimination in Employment Act, as amended, 29 U.S.C. § 621 et seq.

EXECUTED in multiple originals this              day of                     , 200    .

Signature of Employee

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Exhibit 1

45-DAY WAIVER

DISCLOSURES

Covered Class of Employees, Eligibility and Time Limits.

The individuals selected to participate in the Plan are those employees of                      (Company) who have completed six months of employment with the Company and who incur Involuntary Terminations as defined in the Quicksilver Resources, Inc. Key Employee Change in Control Retention Incentive Plan (the “Plan”). This program will end on the date of     .

Eligible Employees.

The following is a list of the job titles and ages of all employees who are eligible to participate in the Plan:

Job Title	Age

_______	_______
_______	_______
_______	_______
_______	_______
_______	_______
_______	_______

Employees Not Eligible.

The following is a list of the ages of employees who are not eligible to participate in the Plan:

Job Title	Age

_______	_______
_______	_______
_______	_______
_______	_______
_______	_______
_______	_______

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Exhibit B

QUICKSILVER RESOURCES INC.

KEY EMPLOYEE

CHANGE IN CONTROL RETENTION INCENTIVE PLAN

List of Key Employees of Quicksilver Resources Inc.

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